Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                         COMDISCO HOLDING COMPANY, INC.


     FIRST: The name of the Corporation is Comdisco Holding Company, Inc. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The business purpose of the Corporation is to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions. The Corporation shall not be permitted to engage in any activities inconsistent with the foregoing purpose. The Corporation may engage in any lawful transaction of any or all lawful purposes for which corporations may be incorporated under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL") to accomplish that business purpose.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of Common Stock, each having a par value of one cent ($0.01).

     Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. This prohibition on the issuance of nonvoting equity securities is included in this Certificate of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. ss. 1123(a)(6)).

     The holders of Common Stock shall not have cumulative voting rights. The holders of Common Stock shall not be entitled to preemptive or subscription rights.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and, in so managing the business and affairs of the Corporation with the business purpose to sell, collect or otherwise reduce to money the assets of the Corporation in the ordinary course and in an orderly manner, pay and discharge the Corporation's liabilities and distribute any excess to the Corporation's shareholders in the form of dividends or other distributions, the Board of Directors shall have no duty or obligation whatsoever to consider re-commencing ordinary operations.

     (2) The Board of Directors shall consist of five (5) members. Members of the Board of Directors shall be elected for a two (2) year term.

     (3) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office.

     (4) Until the first annual meeting of shareholders of the Corporation at which directors are to be elected, any vacancy occurring on the Board of Directors (i) with respect to a member originally selected to serve on the Board of Directors by the Creditors' Committee pursuant to the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession, dated as of June 13, 2002 (the "Plan"), shall be filled by a person designated by the remaining directors selected by the Creditors' Committee, even if less than a quorum, as a replacement to serve out the remainder of the applicable term and (ii) with respect to the member initially serving as the Chief Executive Officer pursuant to the Plan shall be filled by a person designated by a majority of the Board of Directors then in office, even if less than a quorum, to serve out the remainder of the applicable term.

     (5) Any vacancy occurring on the Board of Directors after the first annual meeting of shareholders at which directors are to be elected may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor.

     (6) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

     (7) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article Fifth shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     SIXTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Sixth shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article Sixth.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Sixth to directors and officers of the Corporation.

     The rights to indemnification and to the advance of expenses conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Any repeal or modification of this Article Sixth by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, provided that, notwithstanding
Section 242(b)(1) of the GCL, any amendment shall be approved by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote thereon.

     TENTH: The name and mailing address of the Sole Incorporator is as follows:
Deborah M. Reusch, P.O. Box 636, Wilmington, Delaware 19899.


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     5 I, THE UNDERSIGNED,  being the Sole Incorporator  hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of August, 2002.



                                                          /s/ Deborah M. Reusch
                                                              Deborah M. Reusch
                                                              Sole Incorporator



                           CERTIFICATE OF DISSOLUTION
                                       OF
                         COMDISCO HOLDING COMPANY, INC.
                    -----------------------------------------

                 Pursuant to Sections 275 and 303 of the General
                    Corporation Law of the State of Delaware
                    -----------------------------------------

     Comdisco Holding Company, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

     FIRST: The name of the Corporation is Comdisco Holding Company, Inc.

     SECOND: The dissolution of the Corporation was authorized on August 12, 2004.

     THIRD: This Certificate of Dissolution of the Corporation is being filed pursuant to Sections 275 and 303 of the General Corporation Law of the State of Delaware.

     The making and filing of this Certificate of Dissolution has been authorized by the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliated Debtors and Debtors in Possession, Case No. 01-24795 under Chapter 11 of the United States Bankruptcy Code, as confirmed by the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division at a hearing on July 30, 2002 (the "Plan") and the Order in Furtherance of the First Amended Joint Plan of Reorganization of Comdisco, Inc. and its Affiliates Seeking Authority to Complete the Administration of the Reorganized Debtors' Reorganization Plan and Chapter 11 Cased dated April 15, 2004 (the "Order").

     FOURTH: The name and address of the director and officer of the Corporation are as follows:

Name                   Office                           Address
-------------------    --------------------             ----------------------
Randolph I. Thornton   Sole Director, Chief             6111 North River Road
                       Executive Officer,               Rosemont, Illinois 60018
                       President and Secretary



     IN WITNESS WHEREOF, this Certificate of Dissolution has been executed this 12th day of August, 2004.


                                  Comdisco Holding Company, Inc.


                                 /s/ Randolph I. Thornton
                                --------------------------------------------
                                Name:  Randolph I. Thornton
                                Title: Chief Executive Officer, President and
                                       Secretary